Rule 10f-3 Transaction Form


Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AZL Enhanced Bond Index Fund  (AZ-CORE)
BlackRock Bond Allocation Target Shares: Series C
Portfolio  (BATSC)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Multi-Asset Income - Preferred Stock Portfolio
(BR-INC-PS)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
BlackRock Credit Allocation Income Trust (Preferred
Sleeve)  (BTZ-PREF)
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
Curian / BlackRock Global Long Short Credit Fund
(SMF_CC-GC)
UBS PACE Intermediate Fixed Income Investments  (UBS-
PACE)



The Offering


Key Characteristics (Complete ALL Fields)

Date of Offering
Commencement:

09-10-2013


Security Type:

BND/CORP



Issuer

Citigroup Inc.  (2043)


Selling
Underwriter

RBC Capital Markets, LLC


Affiliated
Underwriter(s)

[X] PNC
[_] Other:


List of
Underwriter(s)
RBC Capital Markets, LLC, U.S. Bancorp
Investments, Inc., ANZ Securities, Inc.,
BNY Mellon Capital Markets, LLC, Credit
Agricole Securities (USA) Inc., Scotia
Capital (USA) Inc., SG Americas
Securities, LLC, TD Securities (USA)
LLC, ABN AMRO Securities (USA) LLC,
Banca IMI S.p.A., BBVA Securities Inc.,
BMO Capital Markets Corp., Capital One
Securities, Inc., CIBC World Markets
Corp., Commerz Markets LLC, Fifth Third
Securities, Inc., ING Financial Markets
LLC, Lloyds Securities Inc., Macquarie
Capital (USA) Inc., Mitsubishi UFJ
Securities (USA), Inc., Mizuho
Securities USA Inc., nabSecurities, LLC,
National Bank of Canada Financial Inc.,
Natixis Securities Americas LLC, Nomura
Securities International, Inc., PNC
Capital Markets LLC, Santander
Investment Securities Inc., SMBC Nikko
Securities America, Inc., SunTrust
Robinson Humphrey, Inc., UniCredit
Capital Markets LLC, Apto Partners, LLC,
Banco BTG Pactual S.A. - Cayman Branch,
Blaylock Robert Van, LLC, Cabrera
Capital Markets, LLC, C.L. King &
Associates, Inc., CastleOak Securities,
L.P., Drexel Hamilton, LLC, KKR Capital
Markets LLC, Kota Global Securities
Inc., Lebenthal & Co., LLC, Loop Capital
Markets LLC, M.R. Beal & Company, MFR
Securities, Inc., Mischler Financial
Group, Inc., Muriel Siebert & Co., Inc.,
Samuel A. Ramirez & Company, Inc., The
Williams Capital Group, L.P.


Transaction Details
Date of Purchase
09-10-2013

Purchase
Price/Share
(per share / %
of par)
$100.00


Total
Commission,
Spread or
Profit
0.875%

1.	Aggregate Principal Amount
Purchased (a+b)

$50,000,000
a.	US Registered Funds
(Appendix attached with
individual Fund/Client purchase)

$16,432,000
b.	Other BlackRock Clients

$33,568,000
2.	Aggregate Principal Amount of
Offering

$1,000,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.05



Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering
[Issuer must have
3 years of continuous operations]
[_] Eligible Rule 144A Offering
[Issuer must have 3
years of continuous operations]
[_] 0     Eligible Municipal Securities
[Issuer must
have 3 years of continuous operations]
[_] Eligible Foreign Offering
[Issuer must have 3
years of continuous operations]
[_] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.



Firm Commitment Offering (check ONE)

[X] YES
[_] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[_] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dillip Behera                        Date: 09-12-2013

Global Syndicate Team Member




Approved by: Steven DeLaura                         Date: 09-12-13

Global Syndicate Team Member